                                         EXHIBIT 11


                             COMPUTATION OF PER SHARE EARNINGS
                           (In thousands, except per share data)
                                                  Three Months Ended   Nine Months Ended
                                                     September 30,       September 30,
Basic Per Share Earnings (Loss)                     1999      1998      1999      1998


Average shares outstanding during period           22,060    21,559    21,995    21,457
                                                  =======   =======   =======   =======




Net loss                                          $  (508)  $  (561)  $(1,753)  $(2,343)

Undeclared cumulative dividends on Series B
  and Series C Senior Preferred Stock                 (50)     ( 50)     (150)     (150)
                                                  -------   -------   -------   -------
Net loss applicable to common shares              $  (558)  $  (611)  $(1,903)  $(2,493)
                                                  =======   =======   =======   =======


Basic loss per common share                       $  (.03)  $  (.03)  $  (.09)  $  (.12)
                                                  =======   =======   =======   =======




                                         EXHIBIT 11


                         COMPUTATION OF PER SHARE EARNINGS (Cont'd)
                           (In thousands, except per share data)
                                                  Three Months Ended  Nine Months Ended
                                                     September 30,       September 30,
Diluted Per Share Earnings (Loss)                   1999      1998      1999      1998


Average shares outstanding during period           22,060    21,559    21,995    21,457

Employee stock options assumed exercised                -         -         -       206

Dilutive effect of convertible securities computed by the "if converted" method:

  Series A preferred stock                             95        95        95        95
  Series B & C preferred stock                      1,986     1,986     1,986     1,986
                                                  -------   -------   -------   -------
                                                   24,141    23,640    24,076    23,744
                                                  =======   =======   =======   =======




Net loss applicable to common shares              $  (508)  $  (561)  $(1,753)  $(2,343)
                                                  =======   =======   =======   =======




Diluted loss per common share                     $  (.02)  $  (.02)  $  (.07)  $  (.10)
                                                  =======   =======   =======   =======






                                            -19-